                                   EXHIBIT 99

Information required by Form 11-K with respect to The Maxim Group 401(k) Plan for the fiscal year ended March 31, 1996:

          1. The following financial statements are furnished for the above-referenced Plan:

         a.   Reports of Independent Public Accountants

         b. Statements of Net Assets Available for Benefits, With Fund Information--March 31, 1996 and 1995

         c.   Statement of Changes in Net Assets Available for
              Benefits, With Fund Information, for the Year Ended March 31,
              1996

         d.   Notes to Financial Statements and Schedules

         e.   Schedule I--Schedule of Assets Held for Investment
              Purposes

         f.   Schedule II--Schedule of Reportable Transactions

          2.   Exhibits

         a.   Consent of Independent Public Accountants--Arthur
              Andersen LLP

         b.   Consent of Independent Public Accountants--KPMG Peat
              Marwick LLP

                         THE MAXIM GROUP 401(K) PLAN


                     FINANCIAL STATEMENTS AND SCHEDULES
                        AS OF MARCH 31, 1996 AND 1995
                                TOGETHER WITH
                              AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
The Maxim Group, Inc.:

We have audited the accompanying statement of net assets available for benefits of THE MAXIM GROUP 401(K) PLAN as of March 31, 1996 and the related statement of changes in net assets available for benefits for the year ended March 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying statement of net assets available for benefits of The Maxim Group 401(k) Plan as of March 31, 1995 was audited by other auditors whose report thereon dated September 15, 1995 expressed an unqualified opinion on that statement.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Maxim Group 401(k) Plan as of March 31, 1996 and the changes in net assets available for benefits for the year ended in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
October 2, 1996

                          INDEPENDENT AUDITORS' REPORT



To the Board Of Directors
The Maxim Group, Inc.:

We have audited the accompanying statement of net assets available for benefits with investment fund information of The Maxim Group 401 (k) Plan as of March 31, 1995 and the related statement of changes in net assets available for benefits with investment fund information for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Maxim Group 401(k) Plan as of March 31, 1995 and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                KPMG Peat Marwick LLP


Atlanta, Georgia
September 15, 1995

                          THE MAXIM GROUP 401(K) PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                            (WITH FUND INFORMATION)

                                 MARCH 31, 1996



                                                                                      FUND INFORMATION
                                              --------------------------------------------------------------------
                                                                                          FEDERAL
                                              THE MAXIM                     GLOBAL      SECURITIES
                                             GROUP, INC.     GROWTH       ALLOCATION       TRUST        CAPITAL
                                             STOCK FUND       FUND           FUND          FUND          FUND
                                             -----------     ----------   ------------  -------------  -----------
ASSETS:
  Investments, at fair value (Notes 1 and 3):
    Securities of participating employer     $1,567,274        $      0       $      0      $     0       $      0
    Mutual funds                                      0         671,602        588,130       91,653        629,770
    Money market fund                                 0               0              0            0              0
    Loans to participants                             0               0              0            0              0
  Investment, at contract value:
    Fixed income collective trust                     0               0              0            0              0
                                             ----------        --------       --------      -------       --------
          Total investments                   1,567,274         671,602        588,130       91,653        629,770
  Cash                                                0               0              0            0              0
  Accrued interest                                    0               0              0            0              0
  Contributions receivable from participants          0               0              0            0              0
  Contributions receivable from employer              0               0              0            0              0
                                             ----------        --------       --------      -------       --------
          Total assets                        1,567,274         671,602        588,130       91,653        629,770
                                             ----------        --------       --------      -------       --------
LIABILITIES:
  Due to broker for securities purchased           (131)         22,409         14,139        3,558         14,198
                                             ----------        --------       --------      -------       --------
NET ASSETS AVAILABLE FOR BENEFITS            $1,567,405        $649,193       $573,991      $88,095       $615,572
                                             ==========        ========       ========      =======       ========

                                                       FUND INFORMATION
                                                -----------------------------
                                                 RETIREMENT
                                                PRESERVATION
                                                    TRUST      PARTICIPANTS'
                                                    FUND           LOANS           OTHER        TOTAL
                                                ------------   -------------     ----------   ---------
ASSETS:
  Investments, at fair value (Notes 1 and 3):
    Securities of participating employer          $      0        $     0        $      0    $1,567,274
    Mutual funds                                         0              0               0     1,981,155
    Money market fund                                    0              0         494,967       494,967
    Loans to participants                                0         94,645               0        94,645
  Investment, at contract value:
    Fixed income collective trust                  362,513              0               0       362,513
                                                  --------        -------        --------    ----------
          Total investments                        362,513         94,645         494,967     4,500,554
  Cash                                                   0              0          85,625        85,625
  Accrued interest                                       0              0             351           351
  Contributions receivable from participants             0              0          92,500        92,500
  Contributions receivable from employer                 0              0          18,750        18,750
                                                  --------        -------        --------    ----------
          Total assets                             362,513         94,645         692,193     4,697,780
                                                  --------        -------        --------    ----------
LIABILITIES:
  Due to broker for securities purchased             3,218              0               0        57,391
                                                  --------        -------        --------    ----------
NET ASSETS AVAILABLE FOR BENEFITS                 $359,295        $94,645        $692,193    $4,640,389
                                                  ========        =======        ========    ==========

         The accompanying notes are an integral part of this statement.

                          THE MAXIM GROUP 401(K) PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                            (WITH FUND INFORMATION)

                                 MARCH 31, 1995


                                                                                     FUND INFORMATION
                                            --------------------------------------------------------------------------------------
                                                                                         FEDERAL                    RETIREMENT
                                             THE MAXIM                     GLOBAL      SECURITIES                  PRESERVATION
                                            GROUP, INC.     GROWTH       ALLOCATION       TRUST        CAPITAL         TRUST
                                            STOCK FUND       FUND           FUND          FUND          FUND           FUND
                                            -----------     ---------    ------------ --------------  -----------  --------------
ASSETS:
  Investments (Notes 1 and 3):
    Securities of participating employer     $1,576,145       $      0       $      0      $     0       $      0       $      0
    Mutual funds                                      0        403,213        426,815       43,355        370,872              0
    Money market funds                                0              0              0            0              0              0
    Loans to participants                             0              0              0            0              0              0
  Investment, at contract value:
    Fixed income collective trust                     0              0              0            0              0        349,282
                                             ----------       --------       --------      -------       --------       --------
          Total investments                   1,576,145        403,213        426,815       43,355        370,872        349,282
  Cash                                                0              0              0            0              0              0
  Accrued interest                                    0              0              0            0              0              0
  Contributions receivable from participants          0              0              0            0              0              0
  Contributions receivable from employer              0              0              0            0              0              0
                                             ----------       --------       --------      -------       --------       --------
          Total assets                        1,576,145        403,213        426,815       43,355        370,872        349,282
                                             ----------       --------       --------      -------       --------       --------
LIABILITIES:
  Due to broker for securities purchased              0              0              0            0              0              0
  Excess contributions due to participants            0              0              0            0              0              0
                                             ----------       --------       --------      -------       --------       --------
           Total liabilities                          0              0              0            0              0              0
                                             ----------       --------       --------      -------       --------       --------
NET ASSETS AVAILABLE FOR BENEFITS            $1,576,145       $403,213       $426,815      $43,355       $370,872       $349,282
                                             ==========       ========       ========      =======       ========       ========

                                                    FUND
                                                 INFORMATION
                                               ---------------

                                               PARTICIPANTS'
                                                   LOANS           OTHER        TOTAL
                                               -------------     ----------   ----------
ASSETS:
  Investments (Notes 1 and 3):
    Securities of participating employer          $     0        $      0    $1,576,145
    Mutual funds                                        0               0     1,244,255
    Money market funds                                  0         196,486       196,486
    Loans to participants                          90,417               0        90,417
  Investment, at contract value:
    Fixed income collective trust                       0               0       349,282
                                                  -------        --------    ----------
          Total investments                        90,417         196,486     3,456,585
  Cash                                                  0              33            33
  Accrued interest                                      0              91            91
  Contributions receivable from participants            0          68,105        68,105
  Contributions receivable from employer                0           5,536         5,536
                                                  -------        --------    ----------
          Total assets                             90,417         270,251     3,530,350
                                                  -------        --------    ----------
LIABILITIES:
  Due to broker for securities purchased                0          39,789        39,789
  Excess contributions due to participants              0          14,137        14,137
                                                  -------        --------    ----------
           Total liabilities                            0          53,926        53,926
                                                  -------        --------    ----------
NET ASSETS AVAILABLE FOR BENEFITS                 $90,417        $216,325    $3,476,424
                                                  =======        ========    ==========

         The accompanying notes are an integral part of this statement.

                          THE MAXIM GROUP 401(K) PLAN


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                            (WITH FUND INFORMATION)

                       FOR THE YEAR ENDED MARCH 31, 1996



                                                                        FUND INFORMATION
                                     ------------------------------------------------------------------------------------------
                                                                           FEDERAL                RETIREMENT
                                      THE MAXIM                 GLOBAL    SECURITIES             PRESERVATION
                                     GROUP, INC.    GROWTH    ALLOCATION    TRUST      CAPITAL       TRUST      PARTICIPANTS'
                                     STOCK FUND      FUND        FUND        FUND       FUND         FUND           LOANS
                                     ------------  --------   ---------- ------------  -------   ------------   ---------------
INVESTMENT INCOME:
  Net (depreciation) appreciation
    in fair value of investments      $  (65,699)  $ 60,273    $ 64,851     $   646   $ 44,123       $      0        $     0
  Interest and dividend income                 0     49,317      36,231       3,760     56,675         31,918              0
                                      ----------   --------    --------     -------   --------       --------        -------
         Total investment income         (65,699)   109,590     101,082       4,406    100,798         31,918              0
                                      ----------   --------    --------     -------   --------       --------        -------
CONTRIBUTIONS:
  Contributions by employer               48,095     39,014      25,973       7,812     27,332          8,160              0
  Contributions by employees             112,485    173,578     109,128      32,887    113,425         10,900              0
                                      ----------   --------    --------     -------   --------       --------        -------
         Total contributions             160,580    212,592     135,101      40,699    140,757         19,060              0
                                      ----------   --------    --------     -------   --------       --------        -------
LOAN REPAYMENTS                            2,232        975       1,043           0        522              0         (4,772)
                                      ----------   --------    --------     -------   --------       --------        -------
BENEFITS PAID TO PARTICIPANTS           (182,508)   (27,274)    (20,301)     (1,982)   (20,478)       (50,244)             0
                                      ----------   --------    --------     -------   --------       --------        -------
LOAN DISTRIBUTIONS                        (9,000)         0           0           0          0              0          9,000
                                      ----------   --------    --------     -------   --------       --------        -------
INTERFUND TRANSFERS                       85,655    (49,903)    (69,749)      1,617     23,101          9,279              0
                                      ----------   --------    --------     -------   --------       --------        -------
         Net (decrease) increase          (8,740)   245,980     147,176      44,740    244,700         10,013          4,228
                                      ----------   --------    --------     -------   --------       --------        -------
NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                    1,576,145    403,213     426,815      43,355    370,872        349,282         90,417
                                      ----------   --------    --------     -------   --------       --------        -------
  End of year                         $1,567,405   $649,193    $573,991     $88,095   $615,572       $359,295        $94,645
                                      ==========   ========    ========     =======   ========       ========        =======

                                            OTHER      TOTAL
                                         ---------  ----------
INVESTMENT INCOME:
  Net (depreciation) appreciation
    in fair value of investments          $      0  $  104,194
  Interest and dividend income                   0     177,901
                                          --------  ----------
         Total investment income                 0     282,095
                                          --------  ----------
CONTRIBUTIONS:
  Contributions by employer                 13,214     169,600
  Contributions by employees               462,654   1,015,057
                                          --------  ----------
         Total contributions               475,868   1,184,657
                                          --------  ----------
LOAN REPAYMENTS                                  0           0
                                          --------  ----------
BENEFITS PAID TO PARTICIPANTS                    0    (302,787)
                                          --------  ----------
LOAN DISTRIBUTIONS                               0           0
                                          --------  ----------
INTERFUND TRANSFERS                              0           0
                                          --------  ----------
         Net (decrease) increase           475,868   1,163,965
                                          --------  ----------
NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                        216,325   3,476,424
                                          --------  ----------
  End of year                             $692,193  $4,640,389
                                          ========  ==========

         The accompanying notes are an integral part of this statement.

                          THE MAXIM GROUP 401(K) PLAN


                  NOTES TO FINANCIAL STATEMENTS AND SCHEDULES

                            MARCH 31, 1996 AND 1995

 1. DESCRIPTION OF PLAN

    The following description of The Maxim Group 401(k) Plan (the "Plan") is provided for general information purposes only. Participants should refer to the plan document for more complete information.

    GENERAL

    The Plan is a defined contribution plan covering substantially all eligible employees of The Maxim Group, Inc. and its wholly owned subsidiaries (the "Company") after one year of employment. The Plan was adopted effective April 1, 1994 and is subject to certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

    CONTRIBUTIONS

    Participants can elect to contribute up to 20% of their pretax salary to the Plan subject to certain limitations of the Internal Revenue Code. The Company provides matching contributions equal to 25% of the first 6% of compensation a participant defers as a pretax contribution.

    PARTICIPANT ACCOUNTS

    Each participant's account is credited with the participant's contribution, the Company's matching contribution, and an allocation of investment earnings. Investment earnings are allocated to participants based on proportionate account balances in individual investment funds.

    VESTING

    Participants are at all times 100% vested in their own pretax contributions. After one year of employment, participants vest ratably over five years in the Company's matching contribution, such that they become fully vested after six years of service.

    FORFEITURES

    Terminated participants' nonvested balances are forfeited and reduce future matching contributions of the Company. Such forfeitures amounted to $14,265 in 1996.

    PAYMENT OF BENEFITS

    Participants receive a lump-sum distribution equal to the value of his/her vested account upon retirement, disability, death, termination of employment, or termination of the Plan. Withdrawals may also be made in the event of hardship, as defined in the plan document.

    INVESTMENT OPTIONS

    Each participant in the Plan may elect to have contributions invested in any one or combination of the following investment options:

          THE MAXIM GROUP, INC. STOCK FUND

          This fund invests exclusively in the common stock of the Company.

          GROWTH FUND

          The Growth Fund invests in the Merrill Lynch Growth Fund for Investment and Retirement, which invests in the common stock of companies that feature above-average long-term growth prospects.

          GLOBAL ALLOCATION FUND

          The Global Allocation Fund invests in the Merrill Lynch Global Allocation Fund, which invests in stocks and bonds of multinational companies in order to take advantage of investment opportunities around the world without taking inordinate amounts of risk.

          FEDERAL SECURITIES TRUST FUND

          The Federal Securities Trust Fund invests in the Merrill Lynch Federal Securities Trust Fund, which invests primarily in U.S. government obligations.

          CAPITAL FUND

          The Capital Fund invests in the Merrill Lynch Capital Fund, which invests in stocks and bonds of companies that feature above-average returns without taking inordinate amounts of risk.

          MERRILL LYNCH RETIREMENT PRESERVATION TRUST

          This fund invests primarily in guaranteed investment contracts ("GICs") and U.S. government agency securities. The objective of this fund is to provide preservation of capital, liquidity, and current income.

    OTHER

    Unallocated participant funds are held in a money fund account until it can be invested or dispensed accordingly.

    LOANS

    Participants may borrow funds from their accounts subject to certain limitations under ERISA. Repayment of loans must be made at least quarterly and must be completed within five years, unless the loan was for the purchase of a residence.

    PLAN TERMINATION

    Although the Company has not expressed any intent to do so, it has the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event the Plan terminates, each participant shall become fully vested in the benefits earned as of the termination date.

    ADMINISTRATIVE EXPENSES

    Administrative expenses of the Plan are paid by the Company.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting and present the Plan's net assets available for benefits and changes in those net assets.

    INVESTMENTS

    Investments are recorded primarily at fair value as determined by quotations of national securities exchanges. Purchases and sales of investment securities are recorded on a trade date basis. The average cost method is used in determining the cost of investments sold.

    American Institute of Certified Public Accountants Statement of Position ("SOP") 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans," requires reporting of investment contracts that are fully benefit-responsive at contract value. The Plan adopted this SOP effective January 1, 1995. The Plan's investments in the Merrill Lynch Retirement Preservation Trust Fund are fully benefit-responsive and are presented at contract value on the accompanying statement of net assets available for benefits, with fund information.

    The contract value approximates fair value as of December 31, 1995. The crediting interest rate was 6.57% at December 31, 1995 and the yield was 6.40% for the year ended December 31, 1995.

 3. INVESTMENTS

    The following investments represent 5% or more of the Plan's net assets as of March 31, 1996 and 1995:


                                                           1996        1995
                                                        ----------  ----------

      The Maxim Group, Inc. common stock                $1,567,274  $1,576,145
      Mutual funds administered by Merrill Lynch:
           Growth Fund                                     671,602     403,213
           Global Allocation Fund                          588,130     426,815
           Capital Fund                                    629,770     370,872
      Other funds administered by Merrill Lynch:
        Retirement Preservation Trust Fund                 362,513     349,282
        CMA Money Fund                                     494,967     196,486


 4.   FEDERAL INCOME TAXES

    The plan administrator believes that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code and, therefore, qualifies for a tax-exempt status for federal income tax purposes. The Plan received a favorable determination letter from the Internal Revenue Service on November 1, 1995. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements. Under the applicable provisions of the Internal Revenue Code, a participant will not be subject to federal income tax on either employer contributions or earnings of the Plan until such time as distributions are made to the participant.

                                                                      SCHEDULE I





                          THE MAXIM GROUP 401(K) PLAN


           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 MARCH 31, 1996







                                                                 NUMBER
                                                                   OF
                        INVESTMENT                               SHARES        COST          MARKET
     ------------------------------------------------------     -------    ----------     ----------
     COMMON STOCKS:
 *     The Maxim Group, Inc.                                     131,981    $1,804,471     $1,567,274

     MUTUAL FUNDS:
 *     Merrill Lynch Growth Fund                                  31,874       606,903        671,602
 *     Merrill Lynch Global Allocation Fund                       41,418       542,174        588,130
 *     Merrill Lynch Federal Securities Trust Fund                 9,576        90,153         91,653
 *     Merrill Lynch Capital Fund                                 20,785       578,131        629,770
 *     Merrill Lynch Retirement Preservation Trust Fund
                                                                 362,513       362,513        362,513
 *   CMA Money Fund                                              494,967       494,967        494,967

     OTHER:
 *   Loans to participants, with interest rates
       ranging from 9% to 9.5%                                                  94,645         94,645
                                                                            ----------     ----------
                                                                            $4,573,957     $4,500,554
                                                                            ==========     ==========

                        *Represents parties in interest.

         The accompanying notes are an integral part of this schedule.

                                                                      SCHEDULE I





                          THE MAXIM GROUP 401(K) PLAN


               ITEM 27D--SCHEDULE OF REPORTABLE TRANSACTIONS (A)

                       FOR THE YEAR ENDED MARCH 31, 1996






                                                     PURCHASES                              SALES
                                             -----------------------   --------------------------------------------------
                                               NUMBER OF                 NUMBER OF                   SELLING      GAIN
            DESCRIPTION OF ASSETS            TRANSACTIONS     COST     TRANSACTIONS     COST         PRICE       (LOSS)
     --------------------------------------  ------------ -----------  ------------  -----------   ----------  ----------
     SECURITIES OF PARTICIPATING
       EMPLOYER:
 *       The Maxim Group, Inc. common stock       126      $ 495,171         63      $  636,591    $  595,510  $(41,081)

     MUTUAL FUNDS:
 *     Merrill Lynch Growth Fund                  121        327,780         55         131,128       151,376    20,248
 *     Merrill Lynch Global Allocation Fund       119        246,152         59         151,703       157,078     5,375
 *     Merrill Lynch Capital Fund                 114        267,197         52          69,769        76,314     6,545

     MONEY MARKET FUND:
 *     CMA Money Fund                             111      1,479,119        133       1,180,638     1,180,638         0

                  *Represents parties in interest to the Plan.

             (a) Represents a transaction or a series of transactions in excess of 5% of the current value of plan assets as of the beginning of the year.

         The accompanying notes are an integral part of this schedule.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







To the Board of Directors of
The Maxim Group, Inc.:

As independent public accounts, we hereby consent to the incorporation by reference of our report dated October 2, 1996 which appears in this Form 11-K, Amendment No. 1 to the Transition Report on Form 10-K/A for the ten-month period ended January 31, 1996 of The Maxim Group, Inc. into the Company's previously filed registration statement on Form S-8.







                                           ARTHUR ANDERSEN LLP



Atlanta, Georgia
October 9, 1996

                         INDEPENDENT AUDITORS' CONSENT





To the Board Of Directors
The Maxim Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 for The Maxim Group 401(k) Plan of our report dated September 15, 1995, relating to the statement of net assets available for benefits, with fund information of The Maxim Group 401(k) Plan as of March 31, 1995, which report appears in the Form 11-K, Amendment No. 1 to the Transition Report on Form 10-K/A for the 10-month period ended January 31, 1996 of The Maxim Group, Inc.



                                                        KPMG Peat Marwick LLP



Atlanta, Georgia
October 9, 1996

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 9th day of October 1996, by the undersigned thereunto duly authorized.

                                           THE MAXIM GROUP 401(k) PLAN



                                           By: /s/  Thomas P. Leahey
                                              ---------------------------------
                                              Thomas P. Leahey
                                              Executive Vice President, Finance
                                              (Plan Administrator)